Exhibit 99.2

                                                                  EXECUTION COPY




                                CREDIT AGREEMENT

                          Dated as of December 19, 2003

                                      among

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                                as the Borrower,

                                MADELEINE L.L.C.,
                            as Administrative Agent,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager


                                                     TABLE OF CONTENTS
       Section                                                                                                 Page
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.01         Certain Defined Terms.......................................................................1
         1.02         Incorporated Definitions....................................................................8
         1.03         Other Interpretive Provisions...............................................................8
         1.04         Times of Day................................................................................9
         1.05         Letter of Credit Amounts....................................................................9

ARTICLE IA  SECURITY; SUBORDINATION...............................................................................9
         1A.01        Collateral..................................................................................9
         1A.02        Subordination..............................................................................10
         1A.03        Security Documents.........................................................................10

ARTICLE II  THE COMMITMENTS AND CREDIT EXTENSIONS................................................................11
         2.01         Loans......................................................................................11
         2.02         Borrowings, Conversions and Continuations of Loans.........................................11
         2.03         Prepayments................................................................................12
         2.04         Termination or Reduction of Commitments....................................................13
         2.05         Repayment of Loans.........................................................................13
         2.06         Interest...................................................................................14
         2.07         Fees.......................................................................................14
         2.08         Computation of Interest and Fees...........................................................14
         2.09         Evidence of Debt...........................................................................15
         2.10         Payments Generally.........................................................................15
         2.11         Sharing of Payments........................................................................17
         2.12         Letters of Credit..........................................................................18
         2.13         Change of Control Put......................................................................24

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................25
         3.01         Taxes......................................................................................25
         3.02         Illegality.................................................................................26
         3.03         Inability to Determine Rates...............................................................26
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans...............27
         3.05         Funding Losses.............................................................................28
         3.06         Matters Applicable to all Requests for Compensation........................................28
         3.07         Survival...................................................................................28

ARTICLE IV  CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT EXTENSIONS...........................................29
         4.01         Conditions of Closing Date and Initial Credit Extension....................................29
         4.02         Conditions to all Credit Extensions........................................................31

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................32
         5.01         Representations and Warranties under the Borrower Term Loan Agreement......................32
         5.02         Organization, Qualification, Etc...........................................................32
         5.03         Authorization; Compliance; Etc.............................................................32
         5.04         Governmental and Other Consents, Etc.......................................................33
         5.05         Compliance with Laws and Agreements........................................................33
         5.06         Incorporated Representations and Warranties................................................34

ARTICLE VI  AFFIRMATIVE COVENANTS................................................................................35

                                        i

         6.01         Incorporated Representations and Warranties................................................35
         6.02         Deposit Accounts...........................................................................35
         6.03         Further Assurances Regarding Real Estate...................................................36

ARTICLE VII  NEGATIVE COVENANTS..................................................................................37

ARTICLE VIII  FINANCIAL COVENANTS................................................................................37

ARTICLE IX  EVENTS OF DEFAULT AND REMEDIES.......................................................................38
         9.01         Events of Default..........................................................................38
         9.02         Remedies Upon Event of Default.............................................................40

ARTICLE X  Administrative Agent..................................................................................41
         10.01        Appointment and Authorization of Administrative Agent......................................41
         10.02        Delegation of Duties.......................................................................42
         10.03        Liability of Administrative Agent..........................................................42
         10.04        Reliance by Administrative Agent...........................................................42
         10.05        Notice of Default..........................................................................43
         10.06        Credit Decision; Disclosure of Information by Administrative Agent.........................43
         10.07        Indemnification of Administrative Agent....................................................44
         10.08        Administrative Agent in its Individual Capacity............................................44
         10.09        Successor Administrative Agent.............................................................44
         10.10        Administrative Agent May File Proofs of Claim..............................................45
         10.11        Collateral and Guaranty Matters............................................................46

ARTICLE XI  MISCELLANEOUS........................................................................................46
         11.01        Amendments, Etc............................................................................46
         11.02        Notices and Other Communications; Facsimile Copies.........................................48
         11.03        No Waiver; Cumulative Remedies.............................................................49
         11.04        Attorney Costs, Expenses and Taxes.........................................................49
         11.05        Indemnification by the Borrower............................................................49
         11.06        Payments Set Aside.........................................................................50
         11.07        Successors and Assigns.....................................................................50
         11.08        Set-off....................................................................................53
         11.09        Counterparts...............................................................................54
         11.10        Integration................................................................................54
         11.11        Survival of Representations and Warranties.................................................54
         11.12        Severability...............................................................................54
         11.13        Tax Forms..................................................................................55
         11.14        Governing Law..............................................................................55
         11.15        Waiver of Right to Trial by Jury...........................................................55

                                       ii

SCHEDULES

         Schedule 2.01                  Commitments and Pro Rata Shares
         Schedule 4.01(d)(iii)          Real Property
         Schedule 11.02                 Administrative Agent Address, Etc.


EXHIBITS

         A        Form of Assignment and Assumption
         B        Form of Loan Notice
         C        Form of Note
         D        Form of L/C Issuer Joinder Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of December 19, 2003, among PEGASUS MEDIA & COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and MADELEINE L.L.C., in its capacity as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the "Administrative Agent").

                                    RECITALS

         A. The Borrower has requested that the Lenders provide a TWENTY MILLION DOLLAR ($20,000,000) revolving credit facility, including a subfacility for the issuance of letters of credit, for the purposes hereinafter set forth.

         B. The Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     Certain Defined Terms.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Aggregate Commitments" means the Commitments of all the Lenders. The Aggregate Commitments as of the Closing Date shall be TWENTY MILLION DOLLARS ($20,000,000).

         "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit A.

         "Availability Period" means the period from and including Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.04, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Article IX.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1% and (b) the Prime Rate.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date by and among the Borrower, the Administrative Agent and Bank of America, N.A., in its capacity as administrative agent for the lenders under the Borrower Term Loan Agreement.

         "Borrower Revolver Security Agreement" means the Security and Pledge Agreement (Borrower) dated as of the Closing Date by and between the Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

         "Borrower Term Loan Agreement" means the Fourth Amendment and Restatement of Credit Agreement dated as of October 22, 2003 among the Borrower, the financial institutions party thereto from time to time, as lenders, and Bank of America, N.A., in its capacity as administrative agent.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means (a) for all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and that is also (i) a day when on which banks in London, England are open for the transaction of a substantial part of their commercial banking business and (ii) a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         "Cash Collateralize" has the meaning specified in Section 2.12(g).

         "Change of Control Put Amount" has the meaning specified in Section
2.13.

         "Closing Date" means the date hereof provided all the conditions precedent in Section 4.01 are satisfied and/or waived by the Administrative Agent.

         "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01 and (b) to purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means (a) an Event of Default or (b) an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         "Default Rate" means an interest rate equal to (a) the interest rate then applicable to a Base Rate Loan pursuant to Section 2.06(a) plus (b) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Dollar" and "$" mean lawful money of the United States.

         "Event of Default" has the meaning specified in Section 9.01.

         "Federal Funds Rate" means the interest rate per annum charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on the date of determination, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

         "Honor Date" has the meaning specified in Section 2.12(c).

         "Incorporated Affirmative Covenants" has the meaning set forth in
Article VI.

         "Incorporated Definitions" has the meaning set forth in Section 1.02.

         "Incorporated Events of Default" has the meaning set forth in Section 9.01(g).

         "Incorporated Financial Covenants" has the meaning set forth in Article VIII.

         "Incorporated Negative Covenants" has the meaning set forth in
Article VII.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment

Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Loans.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means any Person (including a Lender) selected by the Borrower and acceptable to the Administrative Agent in its sole discretion that agrees to issue one or more Letters of Credit hereunder pursuant to an L/C Issuer Joinder Agreement duly executed on behalf of such Person and the Administrative Agent. Each of Bank of America, N.A., Fleet National Bank and Canadian Imperial Bank of Commerce shall be deemed to be an acceptable L/C Issuer to the Administrative Agent.

         "L/C Issuer Joinder Agreement" means a joinder agreement substantially in the form of Exhibit D hereto.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer.

         "Lending Office" means, as to any Lender, the office or offices of such Lender set forth on the signature pages hereto or on the schedules to the Assignment and Assumption pursuant to which such Lender became a party hereto, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder in accordance with the provisions of Section 2.12(a). A Letter of Credit may be a standby letter of credit only.

         "Letter of Credit Application" means an application form for the issuance of standby letters of credit as shall at any time be in use at an L/C Issuer, as each such L/C Issuer shall request.

         "Letter of Credit Expiration Date" means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "LIBOR" means for any Interest Period with respect to any LIBOR Loan, the per annum rate (rounded to the next higher 1/100 of 1%) for deposits in Dollars for a period equal to the relevant Interest Period as reported on Telerate Page 3750 as of 11:00 a.m. (London time), on the day that is two (2) Business Days prior to the commencement of such Interest Period. If, for any reason, such rate does not appear on Telerate Page 3750, or shall cease to be available from Telerate News Service, then "LIBOR" shall be determined by the Administrative Agent from such financial reporting service or other information as shall be reasonably designated by the Administrative Agent, to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the interest rate per annum representing the British Banker's Association average of interbank offered rates for deposits in U.S. Dollars in the London Interbank Market approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable LIBOR Loan.

         "LIBOR Loan" means a Loan that bears interest at a rate based on LIBOR.

         "Loan" has the meaning specified in Section 2.01.

         "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Administrative Agent's Office, and with respect to the Borrower, in which (subject to the terms hereof) the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

         "Loan Documents" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application , each L/C Issuer Joinder Agreement and the Security Documents.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

         "Loan Parties" means, collectively, the Borrower, the Parent and each Subsidiary party to the Subsidiary Revolver Security Agreement.

         "Madeleine" means Madeleine L.L.C., a New York limited liability company.

         "Material Adverse Effect" means (a) an adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect, (b) an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and its Subsidiaries, taken as a whole, in any material respect or (c) an impairment of the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

         "Maturity Date" means July 31, 2006.

         "Mortgaged Property(ies)" has the meaning specified in Section 6.03.

         "Mortgage Instrument(s)" has the meaning specified in Section 6.03.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Parent Intercreditor Agreement" means the "Intercreditor Agreement" defined in the Borrower Term Loan Agreement.

         "Parent Revolver Guaranty Agreement" means the Limited Recourse Guaranty (Parent) dated as of the Closing Date by and between the Parent and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

         "Parent Revolver Security Agreement" means the Securities Pledge Agreement (Parent) dated as of the Closing Date by and between the Parent and the Administrative Agent, and as it may thereafter be amended, supplemented or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Prime Rate" means the per annum interest rate published as being the "Prime Rate" in the Eastern Edition of The Wall Street Journal in effect on a given day, or in the event that The Wall Street Journal ceases for any reason to publish or announce such rate of interest, any other source selected by the Administrative Agent.

         "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Put Offer" has the meaning specified in Section 2.13.

         "Register" has the meaning specified in Section 11.07(c).

         "Registered Loan" has the meaning specified in Section 11.07(c).

         "Registered Note" has the meaning specified in Section 11.07(c).

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for the purposes of this definition).

         "Revolver Affiliate Subordination Agreement" means the Affiliate Subordination Agreement dated as of the Closing Date by and among Pegasus Communications Management

Company, Pegasus Development Corporation, Pegasus Communications Corporation and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

         "Security Document(s)" has the meaning specified in Section 1A.03.

         "Subsidiary Revolver Security Agreement" means the Subsidiary Guaranty, Security and Pledge Agreement dated as of the Closing Date by and among the various Subsidiaries of the Borrower party thereto and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

         "Total Outstandings" means, as of any date, the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.12(c).

         1.02     Incorporated Definitions.

         Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meaning given to such terms in the Borrower Term Loan Agreement as in effect on the Closing Date and, subject to the provisions of Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date (the "Incorporated Definitions"), and such terms are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Definitions pursuant to this Section 1.02 shall survive the termination of the Borrower Term Loan Agreement. For purposes of the incorporation of the Incorporated Definitions pursuant to this Section 1.02, all references in the Incorporated Definitions to the "Agent" shall be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Definitions to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Definitions to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Definitions to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Definitions to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01, and all references in the Incorporated Definitions to the "Fourth Amendment Effective Date" and/or the "Closing Date" shall be deemed to refer to the Closing Date hereunder.

         1.03     Other Interpretive Provisions.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.04     Times of Day.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.05     Letter of Credit Amounts.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.


                                   ARTICLE IA

                             SECURITY; SUBORDINATION

         The Borrower hereby agrees that, until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full:

         1A.01    Collateral.

         The Obligations shall be secured at all times by:

                  (a) the unconditional guaranty of each of the Subsidiaries (including the Finance Subsidiaries but excluding the Special Purpose Subsidiary, the Letter-of-Credit Subsidiary and South Plains DBS (so long as South Plains DBS is not a Material Subsidiary)) and the Parent (provided that the Parent's guaranty shall be non-recourse, except to the extent of the Collateral required to be provided by the Parent under subsection (b) below); and

                  (b) subject to the terms of the Borrower Intercreditor Agreement, an equal and ratable lien in the collateral securing the obligations of the Borrower under the Borrower Term Loan Agreement, to the same extent and in the same manner described in clauses (ii),
         (iii), (iv), (v), (vi), (vii) and (viii) of Section 2.01(a) of the Borrower Term Loan Agreement subject to the exceptions set forth in
         Schedule 2.01(a) to the Borrower Term Loan Agreement.

         1A.02    Subordination.

                  (a) All existing and hereafter arising indebtedness of the Borrower and the Subsidiaries, if any, to Sellers which constitutes Permitted Seller Subordinated Debt shall be subordinated to any Indebtedness of the Companies to the Administrative Agent or the Lenders pursuant to a Seller Subordination Agreement.

                  (b) Without limiting the generality of Section 7.01 of the Incorporated Negative Covenants, all existing and hereafter arising Indebtedness of the Borrower and the Subsidiaries to the Parent and its other subsidiaries, including without limitation the Manager, shall be subordinated to any Indebtedness of the Companies to the Lenders pursuant to a subordination agreement in form and substance similar to the Revolver Affiliate Subordination Agreement.

         1A.03    Security Documents.

         All agreements and instruments described or contemplated in this
Article IA, including but not limited to the Parent Revolver Guaranty Agreement, the Parent Revolver Security Agreement, the Borrower Revolver Security Agreement, the Subsidiary Revolver Security Agreement, the Revolver Affiliate Subordination Agreement, the Parent Intercreditor Agreement and the Borrower Intercreditor Agreement), together with any and all other agreements and instruments heretofore or hereafter securing the Obligations or otherwise executed in connection with this Agreement, as such agreements or instruments are amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". The Borrower agrees to execute and deliver any and all Security Documents, in form and substance satisfactory to the Administrative Agent, and take such action as the Lenders may reasonably request from time to time in order to cause the Administrative Agent and the Lenders to be secured at all times as described in this Article IA.

                                   ARTICLE II

                      THE COMMITMENTS and CREDIT EXTENSIONS

         2.01     Loans.

         Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

         2.02     Borrowings, Conversions and Continuations of Loans.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

         (c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

         2.03     Prepayments.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time (i) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, and (ii) voluntarily prepay LIBOR Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.03(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         2.04     Termination or Reduction of Commitments.

         (a) Voluntary Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any such voluntary reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

         (b) Mandatory Reduction of Commitments. Upon the occurrence of any voluntary and/or mandatory prepayment of the Tranche D Term Loans pursuant to
Section 1.08(c), Section 1.09(i) or Section 1.09(j) of the Borrower Term Loan Agreement, as applicable, the Aggregate Commitments shall be automatically and permanently reduced by a ratable amount in accordance with the respective amounts thereof of (i) the aggregate unpaid principal amount of the Tranche D Term Loans outstanding immediately prior to such prepayment and (ii) the Aggregate Commitments then in effect. Any such mandatory reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. Simultaneously with each mandatory automatic reduction of the Commitments under this Section 2.04(b), the Borrower shall (A) pay to the Administrative Agent, for the ratable account of each Lender according to its Pro Rata Share, (1) any then accrued unpaid Commitment Fee on the reduced portion of the Commitments, (2) pursuant to Section 2.03(b), such amount for the purpose of prepaying the Loans and/or Cash Collateralizing the L/C Obligations as shall be required to cause the Total Outstandings to be no greater than the Aggregate Commitments after giving effect to such reduction and
(3) in the case of any mandatory prepayment of the Tranche D Term Loans pursuant to Section 1.09(i) or Section 1.09(j) of the Borrower Term Loan Agreement, a prepayment premium equal to (x) the percentage amount by which the percentage then in effect under the Borrower Term Loan Agreement (as in effect as of the Closing Date) for calculation of the Fixed Early Payment Amount exceeds par multiplied by (y) the amount of such reduction in the Aggregate Commitments and
(B) compensate the Lenders pursuant to and in accordance with Section 3.05 in respect of Eurodollar Loans prepaid in connection with such reduction in the Aggregate Commitments.

         (c) Reduction of Commitments in Connection with a Put Change of Control. The Commitment of each Lender that elects to exercise its put rights pursuant to Section 2.13 shall immediately be reduced to zero as of the date such Lender accepts its Put Offer.

         2.05     Repayment of Loans.

         The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

         2.06     Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to 7.00% plus the greater of (x) the LIBOR for such Interest Period and (y) 2.00%; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 6.00%.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may from time to time, charge the Loan Account pursuant to (and in accordance with)
Section 2.10 with any interest payment due hereunder.

         2.07     Fees.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.12:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to 1.50% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and
(ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

         (b) Other Fees. The Borrower shall pay to the Administrative Agent and/or the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.08     Computation of Interest and Fees.

         All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

         2.09     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         2.10     Payments Generally.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account with any amount due and payable by the Borrower under any Loan Document; provided, however, that unless a Default or Event of Default shall already exist and be continuing, no such charge may be made to the Loan Account if after giving effect to such charge, the Total Outstandings would exceed the Aggregate Commitments then in effect. Any amount charged to the Loan Account of the Borrower shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion.

         (b) The Administrative Agent shall provide the Borrower prompt notice of any charge to the Loan Account, and, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the L/C Issuers for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

         (c) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.11     Sharing of Payments.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.12     Letters of Credit.

         (a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (A) the Borrower shall be entitled during the period from the Closing Date until the Letter of Credit Expiration Date to utilize availability under the Aggregate Commitments for the purpose of having L/C Issuers issue, amend or renew Letters of Credit for the account of the Borrower and (B) the Lenders severally agree to participate in Letters of Credit issued by L/C Issuers pursuant to and in accordance with the terms hereof; provided, however, that the Lenders shall not be obligated to participate in any Letter of Credit unless (i) such Letter of Credit (A) is issued prior to the Letter of Credit Expiration Date and (B) has an expiry date occurring (1) not more than twelve months after the date of issuance, amendment or renewal, as applicable, and (2) on or before the Letter of Credit Expiration Date and (ii) after giving effect to the issuance, amendment or renewal, as applicable, of such Letter of Credit, (A) the Total Outstandings shall not exceed the Aggregate Commitments and (B) the aggregate Outstanding Amount of the Loans of each Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit from an L/C Issuer to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit Application shall be prepared and signed by the Borrower; provided, however, that the Borrower shall be permitted to designate any Subsidiary as the account party for the requested Letter of Credit, although, notwithstanding such designation, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such designation shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (b)  Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, pursuant to a Letter of Credit Application and other appropriate documentation required by the applicable L/C Issuer (a copy of which shall be delivered to the Administrative Agent) and in accordance with arrangements between the applicable L/C Issuer and the Borrower to provide such L/C Issuer electronically with the information necessary to issue or amend Letters of Credit.

                  (ii) Prior to the issuance or amendment of any Letter of Credit, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) (A) that the Administrative Agent has received an executed copy of the related Letter of

         Credit Application and (B) that the requested issuance or amendment is permitted in accordance with the terms of this Agreement (including, without limitation, this Section 2.12 and Article IV). Immediately upon the issuance or amendment of each Letter of Credit in accordance with the terms hereof, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) Concurrently with the delivery of any Letter of Credit or any amendment to a Letter of Credit by an L/C Issuer to an advising bank with respect thereto or to the beneficiary thereof, such L/C Issuer will also deliver to the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)  Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
         Section 2.02 for the principal amount of Base Rate, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.12(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Subject to the provisions of Section 2.10, the Administrative Agent shall have the right to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by an L/C Issuer with respect to a Letter of Credit upon the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for the Borrower's account by an L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the Borrower absent manifest error.

                  (iii) Each Lender shall, upon any notice pursuant to Section 2.12(c)(i), make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

                  (iv) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.12(c)(iii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.12.

                  (v) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.12(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

                  (vi) Each Lender's obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.12(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that a Lender shall not be obligated to make a Loan or L/C Advance if, immediately after giving effect to such Loan or L/C Advance, the aggregate Outstanding Amount of the Loans of such Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vii) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.12(c) by the time specified in Section 2.12(c)(iii), such L/C Issuer shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of an L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)  Repayment of Participation.

                  (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.12(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.12(c)(i) is required to be returned under any of the circumstances described in Section
         11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse L/C Issuers for each drawing under Letters of Credit and to repay L/C Borrowings shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.12(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to up to 105% of such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the applicable L/C Issuer, for the benefit of such L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to such L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to each L/C Issuer, for the benefit of such L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the applicable L/C Issuer.

         (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to 7.00% times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 2.10 and Section 2.12(c)(ii) with the amount of any Letter of Credit fees or charges due under this Section 2.12(i).

         (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee for each Letter of Credit of up to 1/4% (as determined by the applicable L/C Issuer) times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee for each Letter of Credit shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.13     Change of Control Put.

         (a) Upon the occurrence of a Put Change of Control, each Lender shall, unless the Loans shall have been accelerated in accordance with Section 9.02, have the right to require that the Borrower (i) prepay in full such Lender's Pro Rata Share of the Outstanding Amount of all Loans at such time and to Cash Collateralize such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations at such time in an amount equal to up to 105% of the amount thereof and (ii) pay such Lender a put premium determined by multiplying such Lender's Commitment immediately prior to giving effect to the exercise of its rights under this Section 2.13 by a percentage equal to the percentage amount by which the greater of (i) 101% and (ii) the percentage then in effect under the Borrower Term Loan Agreement (as in effect as the Closing Date) for calculation of the Fixed Early Payment Amount exceeds par (the aggregate amount of such prepayment and premium due with respect to any Lender, such Lender's "Change of Control Put Amount"), plus accrued and unpaid interest, if any, to the date of prepayment, all other Obligations due to such Lender under this Agreement and the other Loan Documents and any incremental amount over and above such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations which is required by any L/C Issuer to Cash Collateralize such L/C Obligations, in accordance with the terms of paragraph (b) below. The portion of any Lender's Change of Control Put Amount attributable to (and equal to) such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations (excluding the premium relating thereto, but including any incremental amount over and above such Outstanding Amount which is required by any L/C Issuer to Cash Collateralize such L/C Obligations) shall be retained by the applicable L/C Issuer(s) and applied to Cash Collateralize such Lender's Pro Rata Share of such L/C Obligations, whereupon such Lender automatically shall be released from all of its obligations to the Borrower, the Administrative Agent and/or such L/C Issuer in respect of Letters of Credit under this Agreement.

         (b) At least ten (10) Business Days prior to the occurrence of any Put Change of Control, the Borrower shall mail a notice to each Lender (the "Put Offer"), with a copy to the Administrative Agent, stating:

                  (i) that a Put Change of Control will occur and that such Lender has the right to require the Borrower to prepay such Lender's Loans in full at a prepayment price equal to the Change of Control Put Amount, plus accrued and unpaid interest, if any, to the date of prepayment, and showing the calculation of the prepayment price (exclusive of other Obligations due to such Lender hereunder);

                  (ii) the circumstances and relevant facts regarding such Put Change of Control (including the information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Put Change of Control);

                  (iii) the prepayment date (which shall be the date of the occurrence of such Put Change of Control); and

                  (iv) the reasonable instructions determined by the Borrower and Administrative Agent, consistent with this section, that a Lender must follow in order to accept the Put Offer, which must allow each Lender at least ten (10) Business Days after receipt of such Put Offer by each Lender to accept such Put Offer.

         (c) Lenders electing to have their Loans prepaid will be required to surrender their Notes to the Administrative Agent at the address specified in
Section 11.02 on the prepayment date.

         (d) On the prepayment date, all Notes evidencing any Loans prepaid by the Borrower under this Section 2.13 shall be cancelled by the Borrower, and the Borrower shall pay the Change of Control Put Amount to the Administrative Agent, for the account of the Lenders electing to receive such prepayment, plus accrued and unpaid interest, if any, and all other Obligations due to such Lenders under this Agreement and the other Loan Documents to the Lenders entitled thereto.



                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02     Illegality.

         If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03     Inability to Determine Rates.

         If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR

Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05     Funding Losses.

         Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Administrative Agent (and thereafter delivered by the Administrative Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error.

         3.06     Matters Applicable to all Requests for Compensation.

         A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         3.07     Survival.

         All of the Borrower's obligations under this Article III shall survive termination of the Commitments and repayment, satisfaction or discharge of the Obligations.

                                   ARTICLE IV

           CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT EXTENSIONS

         4.01     Conditions of Closing Date and Initial Credit Extension.

         The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Loan Party, each dated the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and the Borrower Intercreditor Agreement;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note; and

                  (iii) executed counterparts of the following: the Parent Revolver Guaranty Agreement, the Parent Revolver Security Agreement, the Borrower Revolver Security Agreement, the Subsidiary Revolver Security Agreement, the Revolver Affiliate Subordination Agreement and any other Security Documents reasonably requested by the Administrative Agent in accordance with the provisions of Article IA.

         (b) The Administrative Agent shall have received the following items for each of the Parent, the Borrower and each other Subsidiary party to the Subsidiary Revolver Security Agreement, in each case dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) unless otherwise indicated:

                  (i) copies of the articles or certificates of incorporation or other charter documents of such Person certified to be true, complete and correct as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and/or certified by a secretary or assistant secretary of such Person to be true, complete and correct as of the Closing Date;

                  (ii) a copy of the bylaws, partnership or operating agreement of such Person, as applicable, certified by a secretary or assistant secretary of such Person to be true and correct as of the Closing Date;

                  (iii) resolutions of its Board of Directors or other authorizing body or Person approving and authorizing the execution, delivery and performance of this Agreement, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) certificates of good standing issued as of a reasonably recent date to the Closing Date by such Person's state of organization or formation;

                  (v) a certificate of an Authorized Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vi) a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02
         (b) and (c) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2002 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

                  (vii) signature and incumbency certificates of the officers of such Person executing this Agreement, any amendments to Security Documents and any other documents required to be delivered under subsection (a) of this Section 4.01.

         (c) The Administrative Agent shall have received a favorable opinion of Drinker Biddle & Reath, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent.

         (d)  Collateral. The Administrative Agent shall have received:

                  (i) searches of Uniform Commercial Code filings and tax records in the jurisdiction of incorporation or formation of each Loan Party, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iii) with respect to any real property owned or leased by any Company that is not otherwise exempted from the requirements of
         Article IA (collectively the "Real Property") as listed on Schedule 4.01(d)(iii) attached hereto and made a part hereof, (A) fully executed and notarized mortgages, deeds of trust or deeds together with any ancillary document related thereto included, but not limited to, assignment of leases and rents UCC-1 financing statements, to secure debt encumbering the fee interest and/or leasehold interest of any Company in the Real Property, (B) a satisfactory title search assuring the Administrative Agent that (1) each such mortgage creates a valid and enforceable lien on the applicable Real Property, free and clear of all defects and encumbrances except Permitted Liens and (2) that such liens are junior to no liens other than the lien in favor of the Administrative Agent for the Lenders under the Borrower Term Loan Agreement, and (C) such other agreements, instruments and documents as the Administrative Agent may reasonably require in order to create, perfect, establish or otherwise protect any lien purported to be covered by this Section 4.01(d)(iii); provided, however, that the Administrative Agent shall not require delivery of agreements, instruments or documents which have not been received or required under the Borrower Term Loan Agreement.

                  (iv) evidence satisfactory to the Administrative Agent of the perfection of its security interest in and lien on all of the Collateral (including, without limitation, through the filing of UCC financing statements and the recordation of mortgages).

         (e) The Administrative Agent shall have received copies of certificates of insurance of the Borrower and its Subsidiaries evidencing insurance coverage and policy provisions meeting the requirements set forth in
Section 6.02 of the Incorporated Affirmative Covenants and naming the Administrative Agent as additional insured or loss payee, as the case may be, on behalf of the Lenders.

         (f) Any fees required to be paid on or before the Closing Date shall have been paid.

         (g) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (h) The Administrative Agent shall have received satisfactory evidence that the Borrower shall have delivered to the Term Loan Agent (as defined in the Parent Term Loan Agreement) a certificate of an Authorized Officer of the Borrower certifying that the Indebtedness represented by the Loans is permitted to be incurred under Section 7.01(b)(ii) of the Parent Term Loan Agreement and qualifies as "Permitted Indebtedness" as defined in the Parent Term Loan Agreement, together with a copy of this Agreement.

         4.02     Conditions to all Credit Extensions.

         The obligation of each Lender to honor any Request for Credit Extension is subject to the following further conditions precedent in addition to satisfaction on the Closing Date of the conditions precedent set forth in
Section 4.01:

                  (a) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

                  (b) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of such date, except to the extent they relate specifically to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder.

                  (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

                  (d) The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.07,
         Section 2.12(i), Section 2.12(j) and Section 11.04.

                  (e) The making of such Loan shall not contravene any law, rule or regulation applicable to the Administrative Agent or any Lender.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion or a continuation of Loans) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b) and (c) above.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 Representations and Warranties under the Borrower Term Loan Agreement.

         The representations and warranties of the Borrower contained in Article IV of the Borrower Term Loan Agreement are true and correct at the times as of which such representations and warranties were made and on the Closing Date, except to the extent they relate specifically to an earlier specified date or are affected by transactions or events occurring after the Fourth Amendment Effective Date and permitted or not prohibited under the Borrower Term Loan Agreement.

         5.02     Organization, Qualification, Etc.

         Each of the Companies has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the other Loan Documents and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents").

         5.03     Authorization; Compliance; Etc.

         The execution and delivery of, and performance by the Companies of their respective obligations under, the Transaction Documents have been duly authorized by all requisite corporate, partnership and membership action and will not violate any provision of law (including without limitation the Communications Act of 1934, as amended, the Copyright Revisions Act of 1976, as amended, and all other rules, regulations, administrative orders and policies of the FCC, the FAA and the Copyright Office), any order, judgment or decree of any court or other agency of government, the Organization Documents of any Company or any indenture, agreement or other instrument to which any Company or the Parent is a party, or by which any Company or the Parent is bound (including without limitation the Borrower Term Loan Agreement, the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes, the PSC 2001 Indenture, the PSC 2001 Senior Notes, the Golden Sky Exchange Indentures, the Golden Sky Exchange Notes, the PSC Subordinated Notes, the PSC Subordinated Notes Indenture, the PCC Preferred Stock Designation and any DBS Agreement), or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company or the Parent pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies and their Affiliates party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

         5.04     Governmental and Other Consents, Etc.

         Except for filings and recordings required under Article IA and the Security Documents and subject to the qualifications set forth in Section 4.04(b) of the Borrower Term Loan Agreement, none of the Companies or the Parent is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority (including without limitation, any Specified Authority), the NRTC, DirecTV, any Seller or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. All consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the Closing Date and all filings described in such Schedule have been properly and timely made.

         5.05     Compliance with Laws and Agreements.

         Except as disclosed in this Agreement (including by way of incorporation of any provisions of the Borrower Term Loan Agreement), none of the Companies is a party to any agreement or instrument or subject to any corporate, partnership or other restriction which could have a Material Adverse Effect. None of the Companies or the Parent is in violation of any provision of its Organization Documents or of any material indenture, agreement or instrument to which it is a party or by which it is bound (including without limitation the Borrower Term Loan Agreement, the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes, the PSC 2001 Indenture, the PSC 2001 Senior Notes, the Golden Sky Exchange Notes, the Golden Sky Exchange Indentures, the PSC Subordinated Notes, the PSC Subordinated Indenture, the PCC Preferred Stock Designation and any DBS Agreement) or, to the best of the Borrower's knowledge and belief, of any provision of law (including without limitation the Communications

Act of 1934, as amended, the Copyright Revisions Act of 1976, as amended, and all other rules, regulations, administrative orders and policies of the FCC, the FAA and the Copyright Office), the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other Governmental Authority (including without limitation any Specified Authority). Without limiting the generality of the foregoing, all of the Obligations (a) are permitted under, and do not and will not violate, the Borrower Term Loan Agreement, the Parent Term Loan Agreement, the PCC Preferred Stock Designation, the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes, the PSC 2001 Indenture, the PSC 2001 Senior Notes, the Golden Sky Exchange Notes, the Golden Sky Exchange Indentures, the PSC Subordinated Notes, and the PSC Subordinated Indenture, and (b) constitute "Eligible Indebtedness" under the PCC Exchange Indenture, the PCC 1997 Indenture, the Golden Sky Indenture, and the PCC 1998 Indenture. Without limiting the generality of the foregoing, the Indebtedness represented by the Loans is permitted to be incurred pursuant to 7.01(b)(ii) of the Parent Term Loan Agreement and constitutes "Permitted Indebtedness" as such term is defined in the Parent Term Loan Agreement.

         5.06     Incorporated Representations and Warranties.

         The Borrower hereby agrees that the representations and warranties contained in Article IV of the Borrower Term Loan Agreement as in effect as of the Closing Date and, subject to the provisions of Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date (the "Incorporated Representations"), are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Representations pursuant to this Section 5.06 shall survive the termination of the Borrower Term Loan Agreement. For purposes of the incorporation of the Incorporated Representations pursuant to this Section 5.06, all references in the Incorporated Representations to the "Agent" shall be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Representations to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Representations to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Representations to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Representations to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         6.01     Incorporated Representations and Warranties.

         The Borrower hereby agrees that the affirmative covenants contained in
Article VI of the Borrower Term Loan Agreement as in effect as of the Closing Date and, subject to the provisions of Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date (the "Incorporated Affirmative Covenants"), are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Affirmative Covenants pursuant to this Section 6.03 shall survive the termination of the Borrower Term Loan Agreement. In the event a waiver is granted under the Borrower Term Loan Agreement or an amendment or modification is executed with respect to Borrower Term Loan Agreement, and such waiver, amendment and/or modification affects the Incorporated Affirmative Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Affirmative Covenants as incorporated by reference into this Agreement, subject to the provisions of Section 11.01. For purposes of the incorporation of the Incorporated Affirmative Covenants pursuant to this Section 6.03, all references in the Incorporated Affirmative Covenants to the "Agent" shall, except in respect of Section 6.02(b)-(h), Section 6.12(b) and Section
6.15 of the Incorporated Covenants, be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Affirmative Covenants to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Affirmative Covenants to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Affirmative Covenants to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Affirmative Covenants to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01.

         6.02     Deposit Accounts.

         Upon the request of the Administrative Agent, subject to the last sentence of this Section 6.02, the Borrower shall, and shall cause its relevant Subsidiaries and the relevant depository financial institutions, to execute, deliver and/or file or record such additional Security Documents as the Administrative Agent shall deem necessary or advisable from time to time to maintain, create and perfect a first priority security interest in favor of the Agent in all "deposit accounts" (as defined in the Uniform Commercial Code) of the Borrower and its Subsidiaries (other than the Special Purpose Subsidiary and the Letter-of-Credit Subsidiary) in existence on the Closing Date and all after-acquired deposit accounts in which the Borrower or any of its Subsidiaries (other than the Special Purpose Subsidiary and the Letter-of-Credit Subsidiary) maintains a balance in excess of $50,000.00; provided, however, that no mandatory cash sweeps shall be required at any time when no Event of Default has occurred and is continuing; and provided further that, subject to the last sentence of this Section 6.02, the Borrower and its

Subsidiaries shall, within 45 days after the Closing Date, deliver control agreements in form and substance satisfactory to the Administrative Agent and the relevant depository financial institutions and signed by the respective account holder and depository financial institution with respect to all deposit accounts of the Borrower and its Subsidiaries (other than the Special Purpose Subsidiary and the Letter-of-Credit Subsidiary) in existence on the Closing Date. After the Closing Date, the Borrower and its Subsidiaries shall not open any deposit account (other than any account relating to the operation of a Station in which the balance does not exceed $50,000.00) unless the Borrower shall have delivered to the Administrative Agent a control agreement in form and substance satisfactory to the Agent and the relevant depository financial institutions and signed by the respective account holder and depository financial institution with respect to such deposit account. Notwithstanding the foregoing provisions of this Section 6.02, and so long as the Borrower Intercreditor Agreement remains in effect, the Borrower shall not be required to deliver to the Administrative Agent any such control agreements or other Security Documents with respect to any deposit account if the Borrower previously has delivered a control agreement applicable to such deposit account to the agent for the lenders under the Borrower Term Loan Agreement.

         6.03     Further Assurances Regarding Real Estate.

         Without limiting the generality of Sections IA.01 or 6.01 hereunder, with respect to any real property acquired or leased by any Company after the Closing Date that is not excepted from the requirements of Section 1A.01, cause to be delivered to the Administrative Agent within 60 days of the date of acquisition/lease of such real property (or such later date as the Administrative Agent shall reasonably determine):

                  (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee interest and/or leasehold interest of any Company in such property (each a "Mortgaged Property" and collectively the "Mortgaged Properties") and all supporting documents reasonably requested by the Administrative Agent;

                  (ii) in the case of each real property leasehold interest of any Company constituting Mortgaged Property, (A) such estoppel letters, consents and waivers from the landlords of such real property as may be reasonably required by the Administrative Agent, and (B) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of the Lenders.

         provided, however, the failure to deliver any of the above documents with respect to a leasehold interest shall not constitute a Default hereunder if the Companies have been unable to obtain the same (to the extent required to be obtained from the landlord), or the necessary consent therefor, from the applicable landlord using commercially reasonable efforts; and, provided, further, that the Administrative Agent shall not require delivery of agreements, instruments or documents which have not been received or required under the Borrower Term Loan Agreement.



                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower hereby agrees that the negative covenants contained in
Article VII of the Borrower Term Loan Agreement as in effect as of the Closing Date and, subject to the provisions of Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date (the "Incorporated Negative Covenants"), are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Negative Covenants pursuant to this Article VII shall survive the termination of the Borrower Term Loan Agreement. In the event a waiver is granted under the Borrower Term Loan Agreement or an amendment or modification is executed with respect to Borrower Term Loan Agreement, and such waiver, amendment and/or modification affects the Incorporated Negative Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Negative Covenants as incorporated by reference into this Agreement, subject to the provisions of Section 11.01. For purposes of the incorporation of the Incorporated Negative Covenants pursuant to this Article VII, all references in the Incorporated Negative Covenants to the "Agent" shall be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Negative Covenants to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Negative Covenants to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Negative Covenants to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Negative Covenants to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01.



                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         The Borrower hereby agrees that the financial covenants contained in
Article V of the Borrower Term Loan Agreement as in effect as of the Closing Date and, subject to the provisions of Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date (the "Incorporated Financial Covenants"), are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Financial Covenants pursuant to this Article VIII shall survive the termination of the Borrower Term Loan Agreement. In the event a waiver is granted under the Borrower Term Loan Agreement or an amendment or modification is executed with respect to Borrower Term Loan Agreement, and such waiver, amendment and/or modification affects the Incorporated Financial Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Financial Covenants as incorporated by reference into this Agreement, subject to the provisions of
Section 11.01. For purposes of the incorporation of the Incorporated Financial Covenants pursuant to this Article VIII, all references in the Incorporated Financial Covenants to the "Agent" shall be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Financial Covenants to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Financial Covenants to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Financial Covenants to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Financial Covenants to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01, and all references in the Incorporated Financial Covenants to the "Fourth Amendment Effective Date" and/or "Closing Date" shall be deemed to refer to the Closing Date hereunder.



                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         9.01     Events of Default.

         Any of the following shall constitute an Event of Default hereunder:

         (a) default in the payment of any principal of any of the Loans or of any payment pursuant to Section 2.13, in either case, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise (including, but not limited to, any payment due pursuant to Section 2.13);

         (b) default in the payment of any interest on the Loans or of any premium, fee or other amounts owing hereunder or under any other Loan Documents for more than five (5) calendar days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (c) default by any Loan Party in the due observance or performance of, or compliance with, any covenant or agreement contained in Article 1A, Sections 6.02, 6.03 (but only if the same involves any seizure or property), 6.04, 6.05, 6.06, 6.07, 6.09 and 6.11 of the Incorporated Affirmative Covenants, Article VII or Article VIII; provided, however, that a default in the delivery of financial or other information under paragraphs (b) through (e) of Section 6.05 of the

Incorporated Affirmative Covenants shall not constitute an Event of Default unless and until the same continues unremedied for thirty (30) days after (i) written notice thereof from the Administrative Agent (at the direction of the Required Lenders)) or any Lender to the Borrower or (ii) if earlier, the occurrence thereof (provided that such thirty (30) day period shall be available for the remedy of any such default only once in any period of twelve (12) consecutive months and three (3) times during the term of this Agreement);

         (d)  any representation or warranty made by Borrower pursuant to
Article V or any representation or warranty made by or on behalf of the Borrower, any of its Subsidiaries or any of its Affiliates (including without limitation those of the Parent Affiliates which are parties to any Loan Documents) in any other Loan Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

         (e) default by any Loan Party in the due observance or performance of, or compliance with, any covenant, condition or agreement to be observed or performed pursuant to the terms of any other Loan Document, which default is not referred to in paragraphs (a)-(d), inclusive, of this Article IX and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default or (ii) written notice thereof from the Agent (at the direction of the Required Lenders) or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

         (f) any default with respect to any Indebtedness of the Borrower or any of its Subsidiaries (other than to the Lenders hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, in each case (under this paragraph (f)) which, when aggregated with all other such defaults of the Borrower and its Subsidiaries, exceeds $2,000,000, if the effect of such default described in this paragraph (f) is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

         (g)  the occurrence of an "Event of Default" under any of paragraph
(f)(i)-(iii) or paragraphs (g)-(u) of Article VIII of the Borrower Term Loan Agreement, as in effect as of the Closing Date and, subject to the provisions of
Section 11.01, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date, which "Events of Default" (the "Incorporated Events of Default"), are hereby incorporated herein by reference as if set forth fully herein and shall be as binding on the Borrower as if set forth fully herein until such time as the Commitments shall have expired or been terminated in full and all of the Obligations shall have been paid in full. The incorporation by reference to the Borrower Term Loan Agreement of the Incorporated Event of Defaults pursuant to this paragraph (g) shall survive the termination of the Borrower Term Loan Agreement. In the event a waiver is granted under the Borrower Term Loan Agreement or an amendment or modification is executed with respect to Borrower Term Loan Agreement, and such waiver, amendment and/or modification affects the Incorporated Events of Default, then such waiver, amendment or modification shall be effective with respect to the Incorporated Events of Default as incorporated by reference into this

Agreement, subject to the provisions of Section 11.01. For purposes of the incorporation of the Incorporated Events of Default pursuant to this Section 9.01(a), all references in the Incorporated Events of Default to the "Agent" shall be deemed to refer to the Administrative Agent hereunder, all references in the Incorporated Events of Default to a "Lender" or the "Lender" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Events of Default to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Events of Default to the "Credit Agreement", "this Agreement," or any similar references, shall be deemed to refer to this Agreement, and all references in the Incorporated Events of Default to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.01, and all references in the Incorporated Events of Default to the First Amendment Effective Date and/or Closing Date shall be deemed to refer to the Closing Date hereunder.

         9.02     Remedies Upon Event of Default.

         In case any one or more Events of Default shall occur and be continuing, but subject in all cases to the provisions of the Borrower Intercreditor Agreement, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations in an amount equal to up to 105% (as determined by the applicable L/C Issuer) of the then Outstanding Amount thereof; and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

         provided, however, that upon the occurrence of an Event of Default under paragraph (u) of Article VIII of the Incorporated Events of Default, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         Notwithstanding anything to the contrary herein, if the Loans are accelerated in connection with an Event of Default resulting from a Put Change of Control, then the Total

Outstandings shall be payable at par (together with accrued interest and fees, including any applicable default rate of interest, and such additional amount as shall be required by the L/C Issuer to Cash Collateralize the L/C Obligations in an amount equal to up to 105% of the then Outstanding Amount thereof) plus a premium in an amount such that the sum of the Total Outstandings and such premium shall be equal to the greater of (i) 101% and (ii) a percentage equal to the percentage used to calculate the Fixed Early Payment Amount then applicable under the Borrower Term Loan Agreement, in either case, of the Total Outstandings (excluding any incremental amount over and above the Outstanding Amount of L/C Obligations which is required to Cash Collateralize such L/C Obligations), plus all other Obligations due to the Lenders under this Agreement and the other Loan Documents. The portion of the amount payable pursuant to the preceding sentence with is attributable to (and equal to) the Outstanding Amount of L/C Obligations (excluding the premium relating thereto but including any incremental amount over and above such Outstanding Amount which is required to Cash Collateralize such L/C Obligations) shall be delivered by the Administrative Agent to the L/C Issuer and applied to Cash Collateralize such L/C Obligations.



                                    ARTICLE X

                              ADMINISTRATIVE AGENT

         10.01    Appointment and Authorization of Administrative Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.02    Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.03    Liability of Administrative Agent.

         The Administrative Agent shall not be (a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         10.04    Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         10.05    Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         10.06    Credit Decision; Disclosure of Information by
                  Administrative Agent.

         Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent.

         10.07    Indemnification of Administrative Agent.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold the Administrative Agent harmless from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to the Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section
10.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 10.07 shall survive termination of the Commitments, repayment, satisfaction or discharge of the Obligations and the resignation of the Administrative Agent.

         10.08    Administrative Agent in its Individual Capacity.

         Madeleine and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Madeleine were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Madeleine or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Madeleine shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Madeleine in its individual capacity.

         10.09    Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10    Administrative Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11    Collateral and Guaranty Matters.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Security Document (i) upon termination of the Commitments and repayment, satisfaction or discharge of the Obligations (other than contingent indemnification obligations),
         (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any property or asset granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted hereunder;

                  (c) to release any Company party to the Subsidiary Revolver Security Agreement from its obligations thereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

                  (d) to release any Lien on any property or assets granted to or held by the Administrative Agent under the Parent Revolver Pledge Agreement upon termination of the Parent Term Loan Agreement and payment in full of all obligations (other than contingent indemnification obligations) of the Parent thereunder; and

                  (e)  to enter into the Borrower Intercreditor Agreement.



                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01    Amendments, Etc.

         No provision of this Agreement or any other Loan Document may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is (i) in writing entered into by, or approved in writing by, each of the Loan Parties party thereto and the Required Lenders and (ii) has been consented in writing by the Majority Secured Parties as defined in the Borrower Intercreditor Agreement; provided, however, that:

                  (a)  subject to the terms of subsections (b) and (c) of this
         Section 11.01, any amendment, change, waiver, discharge or termination in respect of any of the Incorporated

         Definitions, the Incorporated Representations and Warranties, the Incorporated Affirmative Covenants, the Incorporated Negative Covenants, the Incorporated Financial Covenants or the Incorporated Events of Default that becomes effective in accordance with the terms of Article XI of the Borrower Term Loan Agreement automatically shall be incorporated by reference herein;

                  (b) no amendment, change, waiver, discharge or termination of any provision of this Agreement or any other Loan Document shall:

                           (i) extend or increase the Commitment of any Lender without the written consent of such Lender;

                           (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                           (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

                           (iv) change Section 2.11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                           (v)  subject to the terms of the Borrower
                  Intercreditor Agreement, release all or substantially all of the Collateral without the written consent of each Lender;

                           (vi) consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement without the written consent of each Lender; or

                           (vii) amend, modify or otherwise waive any provision of Section 2.13 without the written consent of each Lender;

                  (c) no waiver of an Incorporated Event of Default that becomes effective in accordance with the terms of Article XI of the Borrower Term Loan Agreement shall be effective for purposes of Section 4.02(c) without the consent of the Required Lenders;

                  (d) no amendment, waiver or consent of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent thereunder; and

                  (e) no amendment, waiver or consent of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by each affected L/C Issuer, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it.

         11.02    Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

                  (ii) if the any L/C Issuer, to the address and to the address, facsimile number, electronic mail address or telephone number specified for such Person in the applicable joinder document pursuant to which such Person became an L/C Issuer or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03    No Waiver; Cumulative Remedies.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04    Attorney Costs, Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, each L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents, including all Attorney Costs (including all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The agreements in this
Section 11.04 shall survive the termination of the Commitments and repayment, satisfaction or discharge of the Obligations.

         11.05    Indemnification by the Borrower.

         Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Administrative Agent, each L/C Issuer, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or
(d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

         11.06    Payments Set Aside.

         To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.07    Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 11.07, or (ii) by way of participation in accordance with the provisions of subsection (d) of this
Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.07 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for the purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or Related Lender Party, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless the Administrative Agent otherwise consents; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and each L/C Issuer unless the Person that is the proposed assignee is itself a Lender or a Related Lender Party (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.07, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.07. Except for an assignment made to an Eligible Assignee, and except during the existence of a Default, no assignment shall be permitted pursuant to this Section 11.07 without the prior written consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the

Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent, on behalf of the Borrower, agrees to record each Loan on the Register. The Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than a Registered Note (as defined below). Upon the registration of a Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e., containing registered note language) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the register as provided in this paragraph; provided that in the case of an assignment by a Lender to a Lender Related Party that is not reflected in the Administrative Agent's Register, the assigning Lender shall maintain a comparable register on behalf of the Administrative Agent.

         (e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 and/or
Section 2.13 that directly affects such Participant. Subject to subsection (e) of this Section 11.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

         (g)  As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) a separately organized branch of a Lender, (c) a Related Lender Party or (d) a Qualified Institutional Lender; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include (i) any Person (other than a Related Lender Party) that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, or (ii) the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Related Lender Party" means, with respect to any Lender, such Lender's parent company and/or any affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or, in the case of any Lender which is a fund or similar investment vehicle investing in or making commercial loans, any other fund of similar investment vehicle that invests in or makes commercial loans and is managed or advised by the same investment advisor of such Lender or by a controlled affiliate of such investment advisor.

                  "Qualified Institutional Lender" means any Person having as a substantial part of its overall business activities the business of investing in bank loans and/or debt securities; provided that "Qualified Institutional Lender" shall not include the Borrower, any of the Borrower's Affiliates, or any natural Person.

         11.08    Set-off.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.09    Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10    Integration.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.11    Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

         11.12    Severability.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.13    Tax Forms.

         Upon the request of the Administrative Agent, each Lender shall deliver to the Administrative Agent two duly signed completed copies of Form W-9 of United States Internal Revenue Service. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         11.14    Governing Law.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.15    Waiver of Right to Trial by Jury.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.15 WITH

ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                           PEGASUS MEDIA & COMMUNICATIONS, INC.

                                           By:      /s/ Scott A. Blank
                                              ----------------------------------

                                           Name:    Scott A. Blank
                                                --------------------------------

                                           Title:   Senior Vice President
                                                 -------------------------------


                                           MADELEINE L.L.C., as
                                           Administrative Agent and as a Lender

                                           By:      /s/ Kevin P. Genda
                                              ----------------------------------

                                           Name:  Kevin P. Genda
                                                --------------------------------

                                           Title:   Vice President
                                                 -------------------------------